                                                                EXHIBIT 10(d)(1)

                          FLEETWOOD ENTERPRISES, INC.


                            LONG-TERM INCENTIVE PLAN



                   (AMENDED AND RESTATED AS OF MARCH 8, 1994)

                               TABLE OF CONTENTS



                                                                  Page No.
                                                                  --------

1.   Purpose                                                          1

2.   Definitions                                                      1

       2.1      Award Period                                          1
       2.2      Board                                                 2
       2.3      Cash-Flow Return                                      2
       2.4      Cash-Flow Return on Gross Cash Investment             2
       2.5      Change of Control                                     3
       2.6      Committee                                             4
       2.7      Company                                               4
       2.8      Company's Actual Performance Level                    4
       2.9      Direct Compensation                                   4
      2.10      Disability                                            5
      2.11      Fiscal Year                                           5
      2.12      Gross Cash Investment                                 5
      2.13      Incentive Compensation                                6
      2.14      Interest Expense                                      6
      2.15      Maximum Incentive Compensation Award                  6
      2.16      Maximum Performance Level                             6
      2.17      Minimum Achievement Award                             7
      2.18      Minimum Performance Level                             7
      2.19      Participant                                           7
      2.19(a)   Benchmark Participant                                 7
      2.19(b)   Other Participant                                     8
      2.20      Participation Units                                   8
      2.21      Performance Objective                                 8
      2.22      Retirement                                            8
      2.23      Subsidiary                                            9
      2.24      Target Performance Award                              9

3.   Plan Administration                                              9

       3.1      The Committee                                         9
       3.2      Powers of the Committee                               9
       3.3      Organization and Operation of Committee              10
       3.4      Reliance on Reports                                  10
       3.5      Records and Reports                                  11
       3.6      Payment of Expenses                                  11
       3.7      Indemnification                                      11

4.   Eligibility and Participation                                   12

       4.1      Eligibility                                          12
       4.2      Selection of Participants                            12
       4.3      Duration of Participation                            13
       4.4      Designation of the Benchmark Participant and
                Other Participants                                   13

5.   Determination of Incentive Compensation                         14

       5.1      Separate Determination for Each Award Period         14
       5.2      Determination of Company Performance Goals           14
       5.3      Selection and Designation of Participants            14
       5.4      Determination of the Benchmark Participant's
                Incentive Compensation Award Levels                  14
       5.5      Award of Participation Units to the Benchmark
                Participant and Other Participants                   15
       5.6      Communication of Objectives and Related
                Incentive Compensation Benefits                      15

6.   Amount of Incentive Compensation                                16

       6.1      Calculation of the Benchmark Participant's
                Incentive Compensation Award                         16
       6.2      Calculation of Incentive Compensation for
                Other Participants                                   18
       6.3      Amounts Payable to Deceased, Disabled and
                Retired Participants                                 18
       6.4      No Incentive Compensation for Terminated
                Employees                                            19
       6.5      Limitation of Aggregate Amount of Incentive
                Compensation Payable in Any One Fiscal year          20

7    Payment                                                         20

       7.1      Form                                                 20
       7.2      Forfeiture of Certain Benefits                       21
       7.3      Death Prior to Full Payment                          21

8.   Waiver of Participation                                         21

       8.1      Participation Voluntary                              21
       8.2      Effect of Waiver                                     21

9.   Beneficiary Designation                                         22

       9.1      Designation                                          22
       9.2      Changes                                              22

10.  Dissolution or Merger                                           22

       10.1     Dissolution or Change of Control of
                Fleetwood Enterprises, Inc.                          22
       10.2     Recapitalization                                     23

11.  Claim to Incentive Compensation and Employee Rights             24

12.  Unsecured Obligation                                            24

13.  Nontransferability                                              24

14.  Tax Withholding                                                 25

15.  Relationship to Other Benefits                                  25

16.  Amendment and Termination                                       25

17.  Incompetency                                                    26

18.  Effective Date of Amended and Restated Plan                     26

19.  Notices                                                         27


                          FLEETWOOD ENTERPRISES, INC.

                            LONG-TERM INCENTIVE PLAN


       1.   Purpose.
            --------

       The purpose of the Long-Term Incentive Plan (the "Plan") is to provide a means of paying incentive compensation to certain key management employees who contribute materially to the long-term success of Fleetwood Enterprises, Inc. By relating the incentive rewards of certain key executives to the achievement of high cash-flow returns over successive two-year periods, the Company will be in a position to provide additional motivation and to reward extraordinary performance by making those employees most responsible for such performance participants in the Company's success. Consistent increases in the Company's cash flow add economic value to the Company, which benefits the Company's shareholders. In addition, by providing long-term incentive compensation opportunities as well as the Company's long-time short-term incentive program, the Company expects not only to attract but also to maintain, on a long-term basis, a highly competent management team.

       2.   Definitions.
            ------------

       The following terms shall have the respective meanings set forth below:

       2.1  Award Period.
            -------------

       "Award Period" shall mean a period of two consecutive Fiscal Years selected by the Committee. No more than one Award Period shall begin during any single Fiscal Year.

       2.2  Board.
            ------

       "Board" shall mean the Board of Directors of the Company (meaning in this case the parent company and not its subsidiaries).

       2.3  Cash-Flow Return.
            -----------------

       "Cash-Flow Return" shall mean net income for a Fiscal Year after provisions for taxes on income, as shown on Fleetwood Enterprises, Inc.'s audited consolidated financial statements as at the end of a Fiscal Year, plus provisions for depreciation and amortization and Interest Expense (after tax), adjusted to (i) exclude items of either a positive or negative nature classified as being "extraordinary" (ii) exclude any unusual non-recurring items of either a positive or negative nature which the Board determines, in its sole discretion, were not attributable to the normal day-to-day operations of the Company (iii) include any amounts which previously reduced such Cash-Flow Return for such Fiscal Year as a result of the payment or accrual of benefits to Participants under this Plan and (iv) exclude the effect of any acquisitions during the Award Period accounted for as a "pooling of interests" by restating the financial statements to indicate the effect which would have resulted if such acquisitions had been accounted for as "purchases". Each of the adjustments referred to in (i), (ii), (iii) and (iv) of the preceding sentence shall be made net of "tax effect", if any.

       2.4  Cash-Flow Return on Gross Cash Investment
            -----------------------------------------

       "Cash-Flow Return on Gross Cash Investment" for an Award Period shall mean the average annual amount of Cash-Flow Return for the two (2) fiscal years included in the Award Period divided by the Gross Cash Investment at the end of the Fiscal Year immediately prior to the Award Period. By multiplying the amount determined under the preceding sentence by 100, Cash-Flow Return on Gross Cash

Investment may be expressed as a percentage. If this Plan calls for the computation of Cash-Flow Return on Gross Cash Investment for a period which is less than a full Award Period, the Cash-Flow Return shall be the aggregate amount, averaged on an annualized basis, earned between the commencement of the Award Period and the date of the unaudited interim financial statements as of the end of the fiscal month immediately preceding the end of the period and the Gross Cash Investment shall be the Gross Cash Investment at the end of the Fiscal Year immediately prior to the Award Period.

       2.5  Change of Control.
            ------------------

       "Change of Control" shall mean circumstances under which (i) a third person including a "Group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, who is not an "Exempt Person" as defined in the last sentence of this subsection, acquires capital stock of the Company having 25 percent (25%) or more of the total number of votes that may be cause for the election of directors of the Company, or (ii) as a result of any cash tender or exchange offer, merger or other business combination, or any combination of any of the foregoing transactions (a "Transaction"), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the board of directors of the Company, or any successor to the Company. For purposes of this subsection 4 an "Exempt Person" means a person who as of January 1, 1989, owned ten percent (10%) or more of the outstanding common stock of the Company or a person who acquires shares of such common stock from such person by will or by the laws of descent or distribution.

       2.6  Committee.
            ----------

       "Committee" shall mean a committee appointed by the Board from among its own number. The Committee shall consist of not less than two members. No member of the Committee may, while serving on the Committee, also be a Participant in this Plan.

       2.7  Company.
            --------

       "Company" shall mean Fleetwood Enterprises, Inc. and its subsidiaries.

       2.8  Company's Actual Performance Level.
            -----------------------------------

       "Company's Actual Performance Level" means the Cash-Flow Return on Gross Cash Investment for an Award Period actually achieved during an Award Period computed as of the end of the Award Period.

       2.9  Direct Compensation.
            --------------------

       "Direct Compensation" shall mean gross salary and bonus payments to an employee prior to reduction as a result of state and federal income tax withholding, disability, social security and other charges, excluding, however,
(i) any payments under this Plan (ii) any and all pension and profit sharing contributions or benefits and (iii) any other indirect compensation. "Average Annual Direct Compensation" shall mean the average amount of annual Direct Compensation paid to the Benchmark Participant during an Award Period or, if applicable, a shortened Award Period. For the purpose of this Section 2.9, salary and bonus payments shall be deemed paid and exclusions shall be deemed charged as of the date of accrual of such payments and exclusions by the Company, notwithstanding that actual payment may be deferred to a later date with or without the employee's consent. Specifically, without limiting the provisions of the preceding sentence, computations as of the end of a fiscal quarter or other period of time shall be accrued as of the last day of the quarter or applicable period of time, notwithstanding that the computation of the amount may not be completed until some time thereafter or that actual payment may be deferred by the election of the employee or otherwise to some future date.

       2.10 Disability.
            -----------

       "Disability" shall mean the permanent inability of a Participant because of injury or disease to engage in an occupation or employment which is substantially similar to the occupation or employment in which the Participant was engaged prior to the time when the injury or disease first began to affect the Participant's occupation or employment with the Company. The existence of a Disability and the time when a Disability commences shall be determined by the Committee based upon such medical or other evidence as the Committee in its sole discretion may find advisable. The decisions of the Committee with respect to the existence of a Disability or the time when a Disability commenced shall be final and binding on all persons including without limitation the Disabled Participant and his other successors or representatives.

       2.11 Fiscal Year.
            ------------

       "Fiscal Year" shall mean the fiscal year of Fleetwood Enterprises, Inc. adopted for accounting and reporting purposes.

       2.12 Gross Cash Investment.
            ----------------------

       "Gross Cash Investment" shall mean total book assets plus accumulated depreciation minus non-debt liabilities as shown and as classified on Fleetwood Enterprises, Inc.'s audited consolidated financial statements; provided, however, such financial statements shall be restated to exclude the effect of any acquisitions during the Award Period accounted for on a "pooling of interests" basis and to include the effect of such acquisitions as if they had been accounted for as "purchases".

       2.13 Incentive Compensation.
            -----------------------

       "Incentive Compensation" shall mean the dollar amount awarded to a Participant with respect to an Award Period under the terms of Section 6 of this Plan.

       2.14 Interest Expense.
            -----------------

       "Interest Expense" means the interest cost on Company debt obligations and does not include interest on non-debt liabilities (i.e., accounts payable, employee compensation and benefits accruals, income tax payables and other liabilities).

       2.15 Maximum Incentive Compensation Award.
            -------------------------------------

       "Maximum Incentive Compensation Award" shall mean the percentage of Average Annual Direct Compensation during an Award Period which will be paid as Incentive Compensation to the Benchmark Participant, assuming the Company's Actual Performance Level equals or exceeds the Maximum Performance Level.

       2.16 Maximum Performance Level.
            --------------------------

       "Maximum Performance Level" means the Cash-Flow Return on Gross Cash Investment which if equaled or exceeded as of the end of an Award Period will cause the Benchmark Participant at the end of the Award Period to be entitled to Incentive Compensation in an amount equal to his Maximum Incentive Compensation Award multiplied by his Average Annual Direct Compensation during the Award Period.

       2.17 Minimum Achievement Award.
            --------------------------

       "Minimum Achievement Award" shall mean the percentage of Average Annual Direct Compensation during an Award Period which will be paid as Incentive Compensation to the Benchmark Participant assuming the Company's Actual Performance Level equals the Minimum Performance Level.

       2.18 Minimum Performance Level.
            --------------------------

       "Minimum Performance Level" means the minimum Cash-Flow Return on Gross Cash Investment to be achieved during an Award Period before any Incentive Compensation shall be payable to Participants. This return must be at least equal to the Company's cost of capital as computed at the beginning of each Award Period.

       2.19 Participant.
            ------------

       "Participant" means a full-time employee of the company who is eligible to become a Participant, who is selected as a Participant and who continues to be a Participant under the provisions of Section 4 of this Plan. An employee shall be deemed a "full -time" employee of the Company if he or she is so classified under the Company's usual and customary employment practices prevailing from time to time during the period that such person has been designated as a Participant. Participants shall be designated by the Committee as the Benchmark Participant and the Other Participants, respectively.

       2.19(a) Benchmark Participant
               ---------------------

       "Benchmark Participant" means the Participant so designated by the Committee whose Incentive Compensation shall be determined at the end of the applicable Award Period by calculation in accordance with the provisions of Section

6.1 of this Plan and whose Incentive Compensation Award shall be utilized as the base, or benchmark, in calculating the Incentive Compensation Awards of the Other Participants.

       2.19(b) Other Participants.
               -------------------

       "Other Participants" means Participants other than the Benchmark Participant whose Incentive Compensation Award Period shall be calculated in accordance with the provisions of Section 6.2 of the Plan.

       2.20 Participation Units.
            --------------------

       "Participation Units" are units of measurement utilized in determining the Incentive Compensation Awards of Other Participants as compared to the Award of the Benchmark Participant. Participation Units shall be awarded to the Benchmark Participant and the Other Participants in accordance with Section 5.5 of the Plan.

       2.21 Performance Objective.
            ----------------------

       "Performance Objective" means the Cash-Flow Return on Gross Cash Investment which, if achieved as of the end of an Award Period, will cause a Participant to be entitled to Incentive Compensation at the end of the Award Period.

       2.22 Retirement.
            -----------

       "Retirement" means the voluntary termination of a Participant's employment for reasons other than death or Disability, occurring at or after the time when such Participant has attained the age of fifty-five.

       2.23 Subsidiary.
            -----------

       "Subsidiary" shall mean a corporation fifty percent (50%) or more of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by a Subsidiary of the Company.

       2.24 Target Performance Award.
            -------------------------

       "Target Performance Award" shall mean the percentage of Average Annual Direct Compensation during an Award Period which will be paid as Incentive Compensation to the Benchmark Participant, assuming that the Company's Actual Performance Level equals the Performance Objective.

       3.   Plan Administration.
            --------------------

       3.1  The Committee.
            --------------

       The Committee shall administer the Plan in accordance with its terms.

       3.2  Powers of the Committee.
            ------------------------

       The Committee shall have full power and authority to establish performance criteria under the Plan, determine the eligibility of persons to become Participants, to select Participants, to designate Participants as the Benchmark Participant and Other Participants, to make awards to Participants, to terminate the designation of a Participant or to reduce the number of Participation Units awarded to Participants and to adopt and revise such rules and procedures as it shall deem necessary for the administration of the Plan. The decision of the Committee with respect to any question arising as to the individuals determined to be eligible or selected to participate in the Plan, the amount, terms, form and time of payment of Incentive Compensation and the interpretation of the Plan shall be final, conclusive and binding on all persons.

       3.3  Organization and Operation of Committee.
            ----------------------------------------

       The Committee shall act by a majority of its members at the time in office, and such action may be taken by a vote at a meeting, including a meeting at which conference telephone or similar equipment is utilized by means of which all persons participating in the meeting can hear each other, or by unanimous written consent without a meeting. The Committee may authorize any one or more of its members or any specifically designated officer of the company to execute any document or documents on behalf of the Committee. The Committee may appoint such accountants, counsel, specialists, and other persons as it deems necessary or desirable in connection with the administration of this Plan.

       3.4  Reliance on Reports.
            --------------------

       Each member of the Committee and each member of the Board shall be fully justified in relying or acting in good faith upon any opinion or report made by the independent public accountants of the Company and upon any other opinions, reports or information furnished in connection with the Plan by any accountant, counsel, or other specialist (including financial officers of the company, whether or not such persons may be Participants under the Plan). In no event shall any person who is or shall have been a member of the Committee or of the Board be liable for any determination made or other action taken or any omission to act in reliance upon any such opinion, report or information or for any action, including the furnishing of information, taken or failure to act, if in good faith.

       3.5  Records and Reports.
            --------------------

       The Committee shall keep a record of all its proceeding and acts, and shall keep all such books of account, records and other data as may be necessary for proper administration of the Plan.

       3.6  Payment of Expenses.
            --------------------

       Unless otherwise determined by the Board, the members of the committee shall serve without compensation for services as such, but all expenses of the Committee shall be paid by the Company. Such expenses shall include any expenses incident to the functioning of the Committee, including, but not limited to, fees of accountants, counsel, and other specialists, and other costs of administering the Plan.

       3.7  Indemnification.
            ----------------

       Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing rights of indemnification shall not be exclusive of any other rights of indemnification or exculpation to which such persons may be entitled under the Company's Certificate of Incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

       4.   Eligibility and Participation.
            ------------------------------

       4.1  Eligibility.
            ------------

       Only the following persons who make, influence or implement long-term policy decisions of the Company shall be eligible to become Participants under this Plan: (i) full-time key executive employees of the Company who are not also directors of the Company and (ii) directors of the Company who are also full-time officers of the Company, provided, however, no more than a minority of the directors of the Company in office at the time that Participants are selected for an Award Period may become Participants with respect to such Award Period.

       4.2  Selection of Participants.
            --------------------------

       Participants shall be selected by the Committee from among those persons who become eligible under Section 4.1, but the Committee need not select all eligible persons as Participants. Participants shall be separately selected for each Award Period, and the selection of a person as a Participant for one Award Period shall not mean that such person will be selected for participation with respect to any subsequent Award Period. No person shall become a participant with respect to any Award Period under the Plan unless an until such person (i) has been selected as a Participant by the committee and (ii) has received written notice of selection as a Participant from the committee or a duly authorized representative of the Committee.

       4.3  Duration of Participation.
            --------------------------

       A person shall become a Participant upon selection as a Participant pursuant to the preceding provisions of this Section 4. A person shall cease to be a Participant with respect to any Award Period upon the earlier of such person's (i) death (ii) Disability (iii) Retirement (iv) termination of employment or (v) receipt of the full amount of Incentive Compensation, if any, payable to such person with respect to the Award Period. In addition, the Committee may terminate the participation of a Participant, or reduce the number of Participation Units awarded to a Participant, with respect to any Award Period in the event that the management responsibilities of such person are reduced to the extent that such person would not have been considered eligible under Section 4.1, or would have been awarded a lesser number of Participation Units by the Committee under Section 5.5, if such person had such management responsibilities prior to the commencement of such Award Period. In such event, a Participant whose participation is terminated by the Committee will be entitled to receive Incentive Compensation for each such Award Period after the conclusion of such Award Period, on a pro rata basis calculated in the same manner as under Section 6.3, and a Participant whose number of Participation Units is reduced shall be entitled to receive Incentive Compensation for each such Award Period after the conclusion of such Award Period on a pro rata basis calculated by averaging the Participation Units held by the Participant during the Award Period based on the percentage of the Award Period the Participant held each respective number of Participation Units; provided, however that the provisions of Section 6.3 (iii) shall not apply to payment made under this Section.

       4.4  Designation of the Benchmark Participant and Other Participants.
            ----------------------------------------------------------------

       Prior to each Award Period, the Committee shall designate the Benchmark Participant from among the Participants and shall further designate the Other Participants.

       5.   Determination of Incentive Compensation.
            ----------------------------------------

       5.1  Separate Determination for Each Award Period.
            ---------------------------------------------

       A separate determination shall be made with respect to each Award Period as to (i) the Minimum Performance Level for the Award Period (ii) the Performance Objective for the Award Period (iii) the Maximum Performance Level for the Award Period (iv) the persons who will be Participants during the Award Period and (v) the Participants designated as the Benchmark Participant and the Other Participants, respectively.

       5.2  Determination of Company Performance Goals.
            -------------------------------------------

       Prior to the commencement of each Award Period, the Committee shall establish the Minimum Performance Level, the Performance Objective and the Maximum Performance Level for such Award Period.

       5.3  Selection and Designation of Participants.
            ------------------------------------------

       Prior to the commencement of each Award Period, the Committee shall select the persons who will be Participants during the Award Period and shall designate the Benchmark Participant and Other Participants. Such selection and designation shall be made in accordance with the provisions of Section 4 of the Plan.

       5.4  Determination of the Benchmark Participant's Incentive Compensation
            -------------------------------------------------------------------
Award Levels.
- -------------

       Prior to the commencement of each Award Period the Committee shall establish for the Benchmark Participant:

         (i) the Benchmark Participant's Minimum Achievement Award, expressed as a percentage of his Average Annual Direct Compensation during the Award Period:

         (ii) the Benchmark Participant's Target Performance Award, expressed as a percentage of his Average Annual Direct Compensation during the Award Period; and

         (iii) the Benchmark Participant's Maximum Incentive Compensation Award expressed as a percentage of his Average Annual Direct Compensation during the Award Period.

The Benchmark Participant's Target Performance Award shall not exceed 35% of his Average Annual Direct Compensation during the Award Period nor shall his Maximum Incentive Compensation Award exceed 50% of his Average Annual Direct Compensation during the Award Period.

       5.5  Award of Participation Units to the Benchmark Participant and Other
            -------------------------------------------------------------------
Participants.
- -------------

       Prior to the commencement of each Award Period, the Committee shall award to the Benchmark Participant and each Other Participant a specific number of Participation Units determined by the Committee.

       5.6  Communication of Objectives and Related Incentive Compensation
            --------------------------------------------------------------
Benefits.
- ---------

       Performance goals and the method of determining Incentive Compensation in relationship to the Performance goals shall be communicated to the Participants prior to the beginning of each Award Period.

       6.   Amount of Incentive Compensation.
            ---------------------------------

       6.1  Calculation of the Benchmark Participant's Incentive Compensation
            -----------------------------------------------------------------
Award.
- ------

       Subject to the provisions of Section 6.5 of this Plan, the amount of Incentive Compensation payable for each Award Period to the Benchmark Participant shall be as follows:

         (i) Failure to Achieve Minimum Performance Level.
             ---------------------------------------------

          If at the end of the Award Period the Company's actual performance level has not equaled or exceeded the Minimum Performance Level, no Incentive Compensation shall be payable.

         (ii) Performance Equal or Exceeding Minimum Level.
              ---------------------------------------------

          If at the end of the Award Period the Company's actual performance level equals or exceeds the Minimum Performance Level but does not equal or exceed the Performance Objective, the Benchmark Participant shall receive as Incentive Compensation a percentage of his Average Annual Direct Compensation during the Award Period which is equal to the sum of (a) the Minimum Achievement Award plus (b) an additional percentage determined by multiplying the difference between his Target Performance Award and his Minimum Achievement Award by a fraction, the numerator of which is the difference between the Company's actual performance level and the Minimum Performance Level and the denominator of which is the difference between the Performance Objective and the Minimum Performance Level.

         (iii)  Performance Equals Performance Objective.
                -----------------------------------------

          If at the end of the Award Period the Company's actual performance level equals the Performance Objective, the Benchmark Participant shall receive as Incentive compensation a percent of his Average Annual Direct Compensation during the Award Period which is equal to his Target Performance Award.

         (iv) Performance Exceeds Performance Objective.
              ------------------------------------------

          If at the end of the Award Period the Company's actual performance level exceeds the Performance Objective but does not equal or exceed the Maximum Award Level, the Benchmark Participant shall receive as Incentive Compensation a percentage of his Average Annual Direct Compensation during the Award Period which is equal to the sum of (a) his Target Performance Award plus (b) an additional percentage determined by multiplying the difference between his Maximum Incentive Compensation Award and his Target Performance Award by a fraction, the numerator of which is the difference between the Company's actual performance level and the Performance Objective and the denominator of which is the difference between the Maximum Performance Level and the Performance Objective.

         (v)  Maximum Amount.
              ---------------

          If at the end of the Award Period the company's actual performance level equals or exceeds the Maximum Performance Level, the Benchmark Participant shall receive as Incentive compensation a percentage of his Average Annual Direct Compensation during the Award Period which is equal to this Maximum Incentive Compensation Award.

       6.2  Calculation of Incentive Compensation for Other Participants.
            -------------------------------------------------------------

       Subject to the provisions of Section 6.5 of the Plan, the amount of Incentive Compensation payable to the Other Participants for each Award Period shall be calculated by multiplying the amount of Incentive compensation paid to the Benchmark Participant for such Award Period by a fraction, the numerator of which is the number of Participation Units awarded to each such Other Participant for such Award Period and the denominator of which is the number of Participation Units awarded to the Benchmark Participant for such Award Period. In the event of the death, Disability, Retirement or termination of employment of the Benchmark Participant during an Award Period, the Incentive compensation awarded to the Other Participants will be determined by applying the fraction described in the preceding paragraph to the Incentive Compensation the Benchmark Participant would have received for such Award Period had his Direct Compensation continued throughout such Award Period at the gross salary and bonus payment levels in effect immediately prior to his death, Disability, Retirement or termination of employment.

       6.3  Amounts Payable to Deceased, Disabled and Retired Participants.
            ---------------------------------------------------------------

       If a Participant's employment by the Company is terminated during an Award Period by reason of death, Disability or Retirement, the Participant's Incentive Compensation, if any, for the Award Period shall be determined pursuant to the provisions of Sections 6.1 and 6.2 of this Plan, whichever is applicable, as if such Participant had remained a Participant at the end of the Award Period; provided, however, the following shall apply:

         (i) for the purpose of determining the Company's Actual Performance Level, the Award Period shall commence as of the date originally established but shall end as of the end of the Fiscal Year during which the Participant's death, Disability or Retirement occurred. The achievement of the various Incentive Compensation goals shall therefore be determined on the basis of the Company's performance over a shorter period of time if the Participant's death, Disability or Retirement occurs prior to the commencement of the second Fiscal Year of an Award Period.

         (ii) the amount of Incentive Compensation, if any, computed under
Section 6.1 or Section 6.2 of this Plan, whichever is applicable, shall be reduced by multiplying such amount by a fraction, the numerator of which is the number of full fiscal months during which the Participant was an employee of the Company during the Award Period and the denominator of which is the number of full fiscal months contained in the full two years of the Award Period during which the Participant's death, Disability or Retirement occurs.

         (iii) the limitation set forth in Section 6.5 shall not apply to amounts payable under this section 6.3 and, with respect to the amounts payable to Other Participants during such Award Period, amounts payable under this
Section 6.3 shall not be included in computing the limitation under Section 6.5.

       6.4  No Incentive Compensation for Terminated Employees.
            ---------------------------------------------------

       No Incentive Compensation shall be payable for an Award Period if the Participant's employment by the Company is terminated during the Award Period for reasons other than death, Disability or Retirement, provided that a Participant who is granted a Company-approved leave of absence shall not be deemed to have terminated employment by virtue of such leave of absence.

       6.5  Limitation of Aggregate Amount of Incentive Compensation Payable in
            -------------------------------------------------------------------
Any One Fiscal Year.
- --------------------

       Except as is provided in Paragraph (iii) of Section 6.3 of this Plan, notwithstanding any other provision of this Plan to the contrary, if the total Incentive compensation payable to all Participants for an Award Period (assuming the payment of all amounts under Section 7.1 of this Plan) exceeds three percent (3%) of the Company's aggregate Cash-Flow Return (as defined in Section 2.3) for that Award Period, the Incentive Compensation payable to each Participant for that Award Period shall be reduced in the proportion that each such Participant shares in the total Incentive compensation for the Award Period to such an extent that the total Incentive Compensation payable for the Award Period does not exceed three percent (3% ) of the Company's aggregate Cash-Flow Return for the Award Period.

       7.   Payment.
            --------

       7.1  Form.
            -----

       At the end of each Award Period, the Committee shall determine in accordance with Section 6 of this Plan the Incentive Compensation, if any, for the Participant on the basis of the extent to which the performance goals were achieved by the Company. Incentive Compensation awarded under the terms of this Plan shall be paid in cash as a lump sum as soon as practicable after audited financial statements are available for the Award Period to which the Incentive Compensation pertains, unless deferred by the Participant in accordance with any applicable program for deferring incentive compensation under which such Participant has made a valid election to defer all or part of such award. In such latter case, the amount deferred by such Participant shall be handled in accordance with the applicable provisions of such deferred compensation program.

       7.2  Forfeiture of Certain Benefits.
            -------------------------------

       In the event that a Participant who has amounts payable as Incentive compensation under the terms of this Plan which have not been paid: (i) has engaged in felonious or fraudulent activity resulting in harm to the Company, or
(ii) has divulged any of the Company's confidential information or trade information or trade secrets to a competitor, the Committee may terminate all or such portion of the amount payable as Incentive compensation to the Participant as it deems appropriate.

       7.3  Death Prior to Full Payment.
            ----------------------------

       In the event that a Participant has amounts payable as Incentive Compensation under this Plan and dies prior to the payment of such amounts, the amounts payable at the time of the Participant's death shall be paid to the Participant's beneficiary or, if no beneficiary was designated by the Participant, to the Participant's estate.

       8.   Waiver of Participation.
            ------------------------

       8.1  Participation Voluntary.
            ------------------------

       Participation in this Plan is voluntary, and an employee otherwise eligible to become a Participant or maintain his status as a Participant may waive participation by filing a declaration to this effect with the Committee.

       8.2  Effect of Waiver.
            -----------------

       In the event that a Participant waives participation in this Plan during an Award Period, no Incentive Compensation may be paid to such Participant for the Award Period during which the waiver of participation is effective.

       9.   Beneficiary Designation.
            ------------------------

       9.1  Designation.
            ------------

       A Participant may designate a beneficiary or beneficiaries who, upon his death, are to receive the distributions that otherwise would have been paid to him. All designations shall be in writing in form accepted or approved by the Committee and shall be effective only if and when delivered to the Committee during the lifetime of the Participant. If a Participant designates a beneficiary without providing in the designation that the beneficiary must be living at the time of such distribution, the designation shall vest in the beneficiary all of the distributions whether payable before or after the beneficiary's death, and any distributions remaining upon the beneficiary's death shall be made to the beneficiary's estate.

       9.2  Changes.
            --------

       A Participant may from time to time during his lifetime change his beneficiary or beneficiaries by a written instrument in form accepted or approved by the Committee and delivered to the Company. In the event a Participant does not designate a beneficiary or beneficiaries as aforesaid, or if for any reason such designation does not become effective, amounts that otherwise would have been paid to such Participant shall be paid to his estate.

       10.  Dissolution or Merger.
            ----------------------

       10.1 Dissolution or Change of Control of Fleetwood Enterprises, Inc.
            ---------------------------------------------------------------

       In the event that the Company is liquidated or dissolved, or in the event of the occurrence of a Change of Control, this Plan and every outstanding Award Period shall be terminated as of the date of such event. Incentive Compensation, if any, for the outstanding Award Period so terminated shall be computed by assuming that all Participants retired as of the date of such event and were entitled to the benefit, if any, computed under Section 6.3 of this Plan; provided, however, for the purposes of subparagraph (i) of Section 6.3, the Fiscal Year during which the assumed retirement occurs shall end on the date of such event. In respect of amounts deferred hereunder and any amounts which may then or thereafter become payable to a Participant or to a Participant's beneficiary or successors under
Section 7 hereof plus any Award made for any outstanding Award Periods terminated under this Section 10.1, the Company shall pay such amounts promptly in cash, without regard to any elections with respect to deferrals or installments which the Participant may have in effect. Payment shall be made upon the earlier to occur of (i) a liquidation, dissolution or Change of Control with respect to the Company or (ii) a determination made by the Board of Directors of the Company in the exercise of its discretion that such liquidation, dissolution or Change of Control is imminent. A Participant shall be indemnified and held harmless for any costs incurred, including without limitation attorney's fees, in the course of and in order to receive payments of amounts to which he is entitled under this Section 10.1 by reason of Change of Control.

       10.2 Recapitalization.
            -----------------

       Notwithstanding the provisions of Section 10.1, if the Company is recapitalized or is merged in a transaction which does not result in a substantial change in the Company's operations, business, or in the ownership of the outstanding equity securities of Fleetwood Enterprises, Inc.; the Board at its sole option may determine that the provisions of Section 10.1 shall not apply.

       11.  Claim to Incentive Compensation and Employee Rights.
            ----------------------------------------------------

       No employee or other person shall have any claim or right to become a Participant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company, the employment contract between the Company or a Subsidiary, in the event the employer is a Subsidiary, being the determination document with respect to the employment relationship.

       12.  Unsecured Obligation.
            ---------------------

       Participants under this Plan shall not have any interest in any fund or specific assets of the Company by reason of this Plan. No trust fund shall be created in connection with the Plan, and there shall be no funding of amounts which may become or are payable to any Participant.

       13.  Nontransferability.
            -------------------

       A person's rights and interests under this Plan, including amounts payable, may not be assigned, pledged, transferred or otherwise hypothecated except, in the event of an employee's death, to his designated beneficiary as provided in this Plan, or in the absence of such designation, to his heirs, devisees or legatees by will or the laws of descent and distribution. If a Participant or his successor shall attempt to assign, transfer or dispose of any right under this Plan, or should such right be subjected to attachment, execution, garnishment, sequestration or other legal, equitable or other process, it shall ipso facto pass to such one or more as may be appointed by the Committee from among the beneficiaries, if any, theretofore designated by such Participant and the spouse and blood relatives of the Participant. However, the Committee in its sole discretion may reappoint the Participant to receive any payment thereafter becoming due either in whole or in part.

Any appointment made by the Committee hereunder may be revoked by the Committee at any time, and a further appointment made by it.

       14.  Tax Withholding.
            ----------------

       The Company shall have the right to deduct any Federal, state, local or foreign taxes or other charges required by law to be withheld from payments made to participants under the Plan.

       15.  Relationship to Other Benefits.
            -------------------------------

       Payments under the Plan shall be considered as compensation for the purposes of determining benefits under the Company's retirement or supplemental benefit plans, but shall not be taken into account in determining benefits under other benefit plans of the Company.

       16.  Amendment and Termination.
            --------------------------

       Unless this Plan shall theretofore have been terminated as herein provided, no Award Periods may begin after May 1, 2004. The Board may terminate this Plan or may modify or amend this Plan in such respects as it shall deem advisable. No termination or amendment of the Plan under this Section 16 shall reduce the amount of the benefit which a person who is a Participant at the time such termination or amendment occurs has either already become entitled to under
Section 6 or may become entitled to as a result of Award Periods which have commenced but have not theretofore been concluded, unless such Participant consents to such reduction; provided, however, nothing herein shall prevent the Company, at its sole option, upon amendment or termination of the Plan, from prepaying all or any portion of Incentive Compensation amounts which are not yet payable or which have been deferred under Section 7 of this Plan.

       17.  Incompetency.
            -------------

       Every person receiving or claiming benefits under this Plan shall be conclusively presumed to be mentally competent until the date on which the Committee receives a written notice, in a form and manner acceptable to the Committee, that such person is incompetent and that a guardian, conservator or other person legally vested with the care of his estate has been appointed; provided, however, that if the Committee shall determine in its sole discretion that any person to whom a benefit is payable under the Plan is unable to care for his affairs because of incompetency, any payment due (unless a prior claim therefor shall have been made by a duly appointed legal representative), may be paid to the spouse, a child, a parent, a brother or sister, of said person, or to any person or institution deemed by the Committee to have incurred expenses for such person otherwise entitled to payment. In the event a guardian or conservator of the estate of any person receiving or claiming benefits under the Plan shall be appointed by a court of competent jurisdiction, payments shall be made to such guardian or conservator provided that proper proof of appointment and continuing qualification is furnished in a form and manner acceptable to the Committee. Any payment made in accordance with this Section shall be a complete discharge of any liability therefor under the Plan.

       18.  Effective Date of Amended and Restated Plan.
            --------------------------------------------

       The Amended and Restated Plan is effective as of April 24, 1994, subject to shareholder approval; for Award Periods beginning prior to such date, the Plan as existing prior to the effect of the amendments contained herein shall continue in effect.

       19.  Notices.
            --------

       Any elections by a Participant and the designation of any beneficiary under Section 9 shall be made on forms supplied or approved by the Committee. Any other notice or other communication required or permitted by this Plan to be given or accepted by a Participant, a Participant's successors or beneficiaries, the Committee, the Company or the Board, must be in writing and may be given or may be served by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested or by delivering the same in person to such party. All notices to a participant or to his or her successors or beneficiaries shall be delivered to the last known address or addresses on file with the Company. Notices to the Committee or to the Company and elections and beneficiary designations shall be delivered to the following person and address:

                  Fleetwood Enterprises, Inc.
                  3125 Myers Street
                  Riverside, California  92503-5527

                  Attention:  Treasurer

or to such other address and person as the Committee shall specify.